EXHIBIT 99.1

Northern Technologies International Corporation Announces Stock Repurchase Program

MINNEAPOLIS, Jan. 20, 2015 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (Nasdaq:NTIC) today announced that its Board of Directors has authorized a stock repurchase program that permits the repurchase of up to $3.0 million of the Company's outstanding common stock.

"This repurchase program demonstrates our commitment to growing stockholder value as well as our confidence in our outlook for all of our business units and particularly in China, despite anticipated volatility on our operating results during the next few quarters, particularly second quarter, as a result of the termination of our former joint venture in China and decision to sell direct in China," said G. Patrick Lynch, President and Chief Executive Officer of NTIC.

Repurchases may be made in the open market or in privately negotiated transactions, whatever deemed appropriate by management. The timing and actual number of shares repurchased will depend on a variety of factors including price, legal requirements, contractual obligations and market conditions. The repurchase program has no expiration date. The repurchase program does not obligate NTIC to acquire any specific number of shares and may be suspended or terminated at any time.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary environmentally beneficial products and services in over 60 countries either directly or via a network of subsidiaries, joint ventures, independent distributors and agents. NTIC's primary business is corrosion prevention marketed primarily under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets, for over 40 years, and in recent years has targeted and expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues. NTIC's technical service consultants work directly with the end users of NTIC's products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resins and finished products marketed under the Natur-Tec® brand.

Forward-Looking Statements

Statements contained in this press release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such statements include statements regarding the operation of the stock repurchase program, NTIC's anticipated continued growth in its business units and China, the effect of the termination of NTIC's former joint venture in China on NTIC's operating results and other statements that can be identified by words such as "may," "will," "outlook," "anticipate," "believes," "continues," "expects," "intends," "potential," "guidance" or words of similar meaning, the use of future dates and any other statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of NTIC's management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: the actual operation of the stock repurchase program, the effect on NTIC's business and operating results of NTIC's decision to terminate its former joint venture in China and sell its products and services directly in China; the ability of NTIC China to achieve significant sales; NTIC's dependence on the success of its joint ventures and fees and dividend distributions that NTIC receives from them; NTIC's relationships with its joint ventures and its ability to maintain those relationships; NTIC's dependence on its joint venture in Germany in particular due to its significance and the effect of a termination of this or NTIC's other joint ventures on NTIC's business and operating results; risks related to the European sovereign debt crisis, economic slowdown and political unrest; risks associated with NTIC's international operations; exposure to fluctuations in foreign currency exchange rates; the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry; the level of growth in NTIC's markets; NTIC's investments in research and development efforts; acceptance of existing and new products; timing of NTIC's receipt of purchase orders under supply contracts; variability in sales to Petrobras and other customers and the effect on NTIC's quarterly financial results; increased competition; the costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, including rules relating to environmental, health and safety matters; potential litigation; and NTIC's reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC's operating and financial results is described in the company's filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT: Investor and Media Contacts:
         Matthew Wolsfeld, CFO
         NTIC
         (763) 225-6600